                                                                      Exhibit 21
                                                                      ----------

                                ScanSource, Inc.
                            Schedule of Subsidiaries

                                               State/Country            Percentage of Voting Securities
Name of Subsidiary                           of Incorporation              Owned by Immediate Parent
------------------                           ----------------              -------------------------
4100 Quest, LLC                              South Carolina                          100%
ScanSource Properties, LLC                   South Carolina                          100%
ChannelMax, Inc.                             South Carolina                           95%
ScanSource Canada, Inc.                      British Columbia                        100%
ScanSource de Mexico S De RL De CV/1/        Mexico                                  100%


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/1/ Operations commenced after June 30, 2001.